UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2018

HENRY SCHEIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Revolving Credit Facility

On June 29, 2018, Henry Schein, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to its $750 million revolving credit agreement, dated as of April 18, 2017 (the “Credit Agreement”), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other agents party thereto, to, among other things, (i) permit the consummation of the spin-off of HS Spinco, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, which is further described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on April 23, 2018 (the “Spin-Off”), (ii) provide for swingline commitments in the amount of $75 million and (iii) provide for designation of subsidiary borrowers under the facility.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by the actual terms of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment and Restatement of Existing Private Placement Shelf Facilities

On June 29, 2018, the Company amended and restated its (i) Amended and Restated Private Shelf Agreement, dated as of September 15, 2017, by and among the Company, PGIM, Inc. (“Prudential”) and each Prudential affiliate which becomes party thereto (the “Second Amended and Restated Prudential Facility”), (ii) Amended and Restated Master Note Facility, dated as of September 15, 2017, by and among the Company, NYL Investors LLC (as successor in interest to New York Life Investment Management LLC) (“New York Life”) and each New York Life affiliate which becomes party thereto (the “Second Amended and Restated New York Life Facility”), and (iii) Amended and Restated Master Note Purchase Agreement, dated as of September 15, 2017, by and among the Company, Metropolitan Life Insurance Company (“MLIC”), MetLife Investment Advisors Company, LLC (“MLIAC,” and together with MLIC, “MetLife”) and each MetLife affiliate which becomes party thereto (the “Second Amended and Restated MetLife Facility”), in each case, to, among other things, (x) permit the consummation of the Spin-Off and (y) provide for issuance of notes in Euros, British Pounds and Australian Dollars in addition to U.S. Dollars.

The foregoing description of the Second Amended and Restated Prudential Facility, the Second Amended and Restated New York Life Facility and the Second Amended and Restated MetLife Facility are not complete and are qualified in their entirety by the actual terms of the Second Amended and Restated Prudential Facility, the Second Amended and Restated New York Life Facility and the Second Amended and Restated MetLife Facility, copies of which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment, dated as of June 29, 2018, among the Company, the several lenders parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, lead arranger and lead bookrunner.

4.1	Second Amended and Restated Multicurrency Private Shelf Agreement dated June 29, 2018, by and among the Company, PGIM, Inc. and each Prudential affiliate which becomes party thereto.

4.2	Second Amended and Restated Master Note Facility dated June 29, 2018, by and among the Company, NYL Investors LLC and each New York Life affiliate which becomes party thereto.

4.3	Second Amended and Restated Multicurrency Master Note Purchase Agreement dated June 29, 2018, by and among the Company, Metropolitan Life Insurance Company, MetLife Investment Advisors Company, LLC and each MetLife affiliate which becomes party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: July 2, 2018	By:	/s/ Walter Siegel
Name: Walter Siegel
Title: Senior Vice President and General Counsel